ALEXANDER & BALDWIN, INC.
                      SUBSIDIARIES AS OF FEBRUARY 28, 1999


                                                    State or Other
                                                  Jurisdiction Under
Name of Subsidiary                                 Which Organized
------------------                                ------------------

A&B-Hawaii, Inc.                                      Hawaii
   Subsidiaries:
      A & B Development Company (California)          California
      A & B Properties, Inc.                          Hawaii
      ABHI-Crockett, Inc.                             Hawaii
      McBryde Sugar Company, Limited                  Hawaii
            Kauai Coffee Company, Inc.                Hawaii
      East Maui Irrigation Company, Limited           Hawaii
      Kahului Trucking & Storage, Inc.                Hawaii
      Kauai Commercial Company, Incorporated          Hawaii
      Kukui'Ula Development Company, Inc.             Hawaii
            South Shore Community Services LLC        Hawaii
            South Shore Resources LLC                 Hawaii
      WDCI, INC.                                      Hawaii

Matson Navigation Company, Inc.                       Hawaii
   Subsidiaries:
      Matson Intermodal System, Inc.                  Hawaii
      Matson Logistics Solutions, Inc.                Hawaii
      Matson Services Company, Inc.                   Hawaii
      Matson Terminals, Inc.                          Hawaii



NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.